UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 1, 2013

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

VIVUS, Inc., or VIVUS, entered into an Amendment to the Preferred Savings Grid Rebate Program Agreement with Express Scripts, Inc., or ESI, whereby effective July 1, 2013 Qsymia® will be available in either a tier-2 or tier-3 position for those clients of ESI that offer obesity drugs in their benefit design.  Under the Amendment, patients with benefits where Qsymia is offered on tier-2 should expect to pay an estimated $25.00 to $30.00 co-payment for a monthly prescription of Qsymia.

VIVUS also entered into an Amendment to the Commercial Rebate Agreement with Medco Health Solutions, Inc., or Medco, whereby effective July 1, 2013 Qsymia will be available in either a tier-2 or tier-3 position for those clients of Medco that offer obesity drugs in their benefit design.  Under the Amendment, patients with benefits where Qsymia is offered on tier-2 should expect to pay an estimated $25.00 to $30.00 co-payment for a monthly prescription of Qsymia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIVUS, Inc.

Date: July 8, 2013	By:	/s/ John L. Slebir
John L. Slebir Vice President, Business Development and General Counsel